Exhibit 99.2

AMENDMENT TO PURCHASE AND SALE AGREEMENT

Whereas Robert L. Aron and Douglas A. Aron, as Trustees of Kenwood Realty Trust (hereinafter “Original Seller”) and The Hamilton Company, Inc. (hereinafter “Buyer”) have entered into a Purchase and Sale Agreement dated January 16, 2003 (as it may have been amended, hereinafter collectively, the “Purchase and Sale Agreement”) for the property (the “Property”) known as 9 School Street, Framingham, Massachusetts; and

Whereas the Parties desire to amend said Purchase and Sale Agreement;

Now therefore for mutual consideration received the Parties hereby agree as follows:

1)                                      That the Kenwood Realty Trust was dissolved in 1995 and that the actual and correct owners of record of the Property are Robert L. Aron and Douglas A. Aron (hereinafter, collectively, the “Seller”).  Wherever the Seller is referred to in the Purchase and Sale Agreement, it shall mean Robert L. Aron and Douglas A. Aron, and not Robert L. Aron and Douglas A. Aron, as Trustees of Kenwood Realty Trust.

2)                                      That the last paragraph of Section 6 of the Purchase and Sale Agreement is hereby deleted and in place thereof is substituted the following new paragraph

“The preceding notwithstanding, the parties hereto agree to evenly split any prepayment penalty payable by Seller in connection with its existing first mortgage held by CitiCorp., provided that Buyer shall in no event be obligated to pay more than $368,374.03 toward such prepayment penalty.”

3)                                      Seller agrees that it shall execute a seller’s affidavit as requested by Buyer’s title insurance company, stating that the footprint of the buildings at the Property have not changed since 1991.

4)                                      In all other respects, the aforesaid Purchase and Sale Agreement is hereby ratified and confirmed.

EXECUTED this 11th day of February, 2003.

SELLER:  Robert L. Aron and Douglas A. Aron

By:		By:
	By: Robert L. Aron		Douglas A. Aron

BUYER: The Hamilton Company, Inc.

By:
Carl Valeri, its President